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                                                                    EXHIBIT 6(c)

                               CONSENT OF COUNSEL

     We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933. In this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        /s/ Sutherland, Asbill & Brennan, L.L.P.

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

Washington, D.C.
April 23, 1997